Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors

1st Centennial Bancorp

(formerly Centennial First Financial Services)

Redlands, California

We hereby consent to the use in Pre-Effective Amendment No.1 to this Registration Statement on Form SB-2 (File No. 333-103794) for 1st Centennial Bancorp (formerly Centennial First Financial Services) of our report dated January 27, 2003 relating to the financial statements of Centennial First Financial Services as of December 31, 2002 and 2001 and for the three years then ended, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/    HUTCHINSON & BLOODGOOD, LLP

Glendale, California

April 8, 2003